                                                                    Exhibit 5(a)





                                                                 August 27, 1996


         U.S. Alcohol Testing of America, Inc.
         10410 Trademark Street
         Rancho Cucamonga, California 91730

         Dear Sirs:

                 We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by U.S. Alcohol Testing of America, Inc. ("USAT") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (1) an aggregate of 2,000,000 shares of its Common Stock, $.01 par value (the "USAT Common Stock"), issuable upon the exercise of USAT Common Stock purchase warrants expiring December 17, 1999 (the "December 17 Warrants") and (2) the stockholders named in the table under the caption "Selling Stockholders" offer of (a) an aggregate of 2,000,000 shares (the "Outstanding Shares") which were issued in a private placement by USAT, the final closing of which was held on February 14, 1996 and (b) an aggregate of 4,145,000 shares of the USAT Common Stock issuable upon the exercise of USAT Common Stock purchase warrants (the "Warrants") expiring between July 17, 1998 and July 18, 2003.

                 As counsel to USAT, we have examined the Certificate of Incorporation of USAT, its By-Laws, its minutes and other corporate proceedings and corporate records and stock transfer records relating to the authorization and, where applicable, the issuance of the Outstanding Shares, the December 17 Warrants and the Warrants and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

                 Based upon such examination, it is our opinion that:

                 1. USAT is duly organized and validly existing under the laws of the State of Delaware;

         U.S. Alcohol Testing of America, Inc.
         August 27, 1996
         Page Two



                 2. The shares of the USAT Common Stock issuable upon the exercise of the December 17 Warrants and the Warrants will be, when issued, validly issued, fully paid and non-assessable; and

                 3. The Outstanding Shares being offered by the Selling Stockholders are validly issued, fully paid and non- assessable.

                 In addition, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the captions "Selling Stockholders," "Plan of Distribution" and "Legal Matters" included in the Prospectus which constitutes Part I of the Registration Statement.

                                      Very truly yours,

                                      /s/ GOLD & WACHTEL, LLP






                                     E-2